Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Hooper Holmes, Inc.:

We consent to the incorporation by reference in the Registration Statements (No. 333-222205) on Form S-1 and (Nos. 333-220349, 333-212509, 333-196231, 333-176309, 333-159473, 333-150278 and 333-147358) on Form S-8 of Hooper Holmes, Inc. of our report dated April 16, 2018 (which includes an explanatory paragraph relating to the uncertainty of the Company’s ability to continue as a going concern), with respect to the consolidated balance sheets of Hooper Holmes, Inc. and subsidiaries as of December 31, 2017 and 2016, and the related consolidated statements of operations, stockholders' (deficit) equity, and cash flows for the years ended December 31, 2017 and 2016, and the related consolidated financial statement schedule for the years ended December 31, 2017 and 2016, which report appears in the December 31, 2017 annual report on Form 10-K of Hooper Holmes, Inc.

 /s/ Mayer Hoffman McCann P.C.

Kansas City, Missouri
April 16, 2018